UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2014

Behringer Harvard Opportunity REIT II, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53650	20-8198863
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices)
(Zip Code)

(866) 655-3600
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information required by Item 1.01 related to entry into the purchase and sale agreement described below under item 2.01 below is incorporated by reference herein.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On October 9, 2014, Behringer Harvard Opportunity REIT II, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), through 7425 La Vista, LLC, a wholly-owned subsidiary of our operating partnership, entered into an agreement, effective as of October 8, 2014, to purchase a 435-unit multifamily community located in Dallas, Texas (“Lakewood Flats”) from an unaffiliated third party.  We completed the acquisition on October 10, 2014.  The purchase price for Lakewood Flats, excluding closing costs, was $60.5 million, of which $27 million was paid in cash and the remaining $33.5 million was provided by a mortgage loan from The Prudential Insurance Company of America, an unaffiliated third party, as lender (described further in Item 2.03 below).  We funded the cash portion of the purchase price with proceeds from asset sales.

Lakewood Flats is situated on a 13.5 acre site and features two resort-inspired swimming pools, a clubhouse with lounge, gourmet kitchen and game room, and a 24-hour fitness facility.  The property, which was constructed in 2013, contains approximately 339,000 net rentable square feet and has an average unit size of approximately 779 square feet.  Lakewood Flats was approximately 97% leased as of October 7, 2014.

We believe that Lakewood Flats is suitable for its intended purpose and adequately covered by insurance.  Lakewood Flats is located in the Lakewood submarket of Dallas, which is a popular Dallas neighborhood that provides entertainment and outdoor destinations that make it attractive to residents, and where there are a number of properties that might compete with it.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 10, 2014, 7425 La Vista, LLC entered into a mortgage loan from The Prudential Insurance Company of America, an unaffiliated third-party lender, for $33.5 million secured by Lakewood Flats.  The loan bears interest at the 30-day LIBOR rate plus 1.5%, and requires monthly payments of interest only during its term, with the unpaid principal and interest due on the maturity date of November 5, 2019.  The loan may be prepaid in its entirety at any time, subject to a prepayment penalty if it is prepaid before December 5, 2016.  The loan is secured by a first mortgage lien on the assets of Lakewood Flats, including the land, fixtures, improvements, leases and rents.  The loan is nonrecourse to us.

Item 9.01                                           Financial Statements and Exhibits.

(a)                                 Financial Statements of Business Acquired

Because it is impracticable to provide the required financial statements for the acquired real property described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, we hereby confirm that the required financial statements will be filed on or before January 19, 2015, by amendment to the Form 8-K filed herein, which date is within the period allowed to file such an amendment.

(b)                                 Pro Forma Financial Information

See Paragraph (a) above.

(d)                                 Exhibits

99.1                        Press Release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT II, INC.

Dated: October 15, 2014	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President — Legal, General Counsel, and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release.